                                                                   EXHIBIT 10.15

                                   AGREEMENT

     This Agreement made and entered into this 6/th/ day of November, 1997, by and between AEI HOLDING COMPANY, INC., a Delaware corporation, whose address is 1500 North Big Bend Road, Ashland, Kentucky 41102 ("Holdco") and TASK TRUCKING, INC., a Kentucky corporation, whose address is Rt. 1, Box 1005, Sandy Hook, Kentucky 41171 ("Task").

     WHEREAS, Holdco is in the business of mining coal in the eastern Kentucky area and is desirous of entering into this Agreement with Task for the transportation of said coal from its eastern Kentucky mining operations, and

     WHEREAS, Task, by this Agreement, agrees to transport Holdco's coal from designated operations to certain final points of delivery.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the mutual benefits to be derived, the parties agree as follows:

                                      I.

     As an independent contractor, Task shall, under the terms and conditions set forth in this Agreement, transport for Holdco, by truck, the coal from Holdco's eastern Kentucky operations as designated by Holdco from time to time to a final loading point also to be designated by Holdco. Nothing in this Agreement shall (i) preclude Task from transporting coal for other entities, or
(ii) require Holdco to use Task for transportation of its coal.

                                      II.

     Holdco shall pay Task for the transportation of coal from each designated mining operation to the final loading point at the tonnage rate listed in
Schedule 1 which is attached hereto and made a part hereof. In the event of changes in any governmental rules or regulations or the increase in the price of fuels that have a sufficient effect on the cost of transportation, the parties agree to renegotiate in good faith the transportation rates listed in
Schedule 1.

                                     III.

     Task shall perform the work required by this Agreement according to its own manner and methods not inconsistent with the provisions hereof and without direction or control by Holdco except as may be necessary for Holdco to protect its property or insure conformity with scheduled deliveries at the final destination point.

     Nothing contained in this Agreement shall be deemed to create a partnership between he parties hereto, to convey to either party, by operation of law or otherwise, any interest in, or right to ownership of, any property of the other party, or to constitute Task as an agent of Holdco for any purpose, it being understood that Task is an independent contractor. Task, at its sole expense, shall provide all trucks necessary for delivery of coal from Holdco's mining operations to the final delivery point and shall use modern and efficient trucks, employ capable employees, and take all other actions necessary to enable it to transport and deliver Holdco's coal from the mining operation to the final destination point.

                                      IV.

     Task solely and exclusively shall employ, direct supervise, discharge and fix compensation and working condition and practices of its employees, shall be solely responsible for their payment and shall comply with all laws pertaining to the payment of its employees.

     Task shall be responsible for, at its sole cost, pay for and maintain any and all insurance which may be required for its employees, and with regard thereto, shall indemnify and save harmless Holdco from any and all claims and liability.

                                                                        Page -2-

     Task shall be responsible for, and exercise complete control of its employees in all matters, disputes or grievances arising out of or in any way connected with Task's operations.

                                      V.

     Task, if required, shall become and remain a subscriber to the Workers' Compensation Fund for the State of Kentucky or otherwise, when required, provide worker's compensation coverage for its employees in accordance with applicable laws, and conduct its operations in full compliance with all other applicable state and federal laws and regulations, and shall certify to Holdco compliance therewith with all requirements.

                                      VI.

     Task covenants and agrees to indemnify and save harmless Holdco against claims or liability growing out of or by reason of any act or failure to act of Task or its agents or employees in connection with any of their obligations or operations hereunder. Task further covenants and agrees to indemnify and save harmless Holdco from any liability which may be sought to be imposed relative to the work to be performed pursuant to the provisions of any law or regulation or permit relating to operations contemplated hereunder. These covenants of indemnity shall survive cancellation, termination or expiration of this Agreement. Holdco shall be entitled to set off any amounts owing to it under this paragraph against any amounts owing to Task under this Agreement.

     Task Agrees to carry liability insurance which will include, without limitation, coverage for the liability assumed in this section, with any insurance company licensed to do business in the State of Kentucky and acceptable to Holdco, with minimal general liability bodily injury limits to $500,000 per person, $1,000,000 for each occurrence and minimum motor vehicle liability bodily injury limits of $1,000,000 per person, and $1,000,000 for each occurrence. Such insurance shall not be deemed

                                                                        Page -3-
a limitation on any liability of Task provided for in this Agreement, but shall be additional security therefore. Task shall provide Holdco with a copy of the policies of insurance required under this Agreement and written assurance of the insurance company or companies that Holdco shall be advised in writing not less than ten (10) days prior to any cancellation of any such insurance. If at any time Task shall allow such insurance to lapse, Holdco may, at its option, terminate this Agreement forthwith or purchase such insurance and recover the cost thereof by deducting such costs from any sums owed to that date or becoming due to Task in the future for work performed hereunder.

                                     VII.

     Holdco shall pay Task for Task's performance for the 1/st/ through the 15/th/ of the month on the 25/th/ day of the month for which coal was transported for Holdco and for the 16/th/ through the end of the month on the 10/th/ day of the following month, according to the amounts set out in Schedule 1 attached hereto.

                                     VIII.

     Unless terminated earlier as provided herein, the initial term of this Agreement shall be for a period of one (1) year beginning on the 6/th/ day of November, 1997, and, if not sooner terminated, the term of this Agreement shall thereafter be automatically extended for successive periods of one (1) year each, until terminated as provided in this Agreement, provided, however, that Holdco shall have the right to terminate this Agreement at any time by giving thirty (30) days written notice of intention to terminate to Task, in which event this Agreement shall terminate at the expiration of thirty (30) days after the giving of written notice to terminate.

                                                                        Page -4-

                                      IX.

     Task shall, at its sole expense, obtain all permits and license required by the Commonwealth of Kentucky or other governmental entity, and shall be bound by all the state and federal laws and regulations pertaining to the transportation of coal and shall perform its work in accordance therewith, and have full responsibility and shall pay all fees, fines and assessments related thereto.

                                      X.

     Task shall pay all taxes, charges, or governmental impositions related to its employees, income or operations to be conducted under the terms of this Agreement. If Task fails to pay any tax, assessment or levy of any kind which it is obligated to pay hereunder, Holdco may, at its option, terminate this Agreement forthwith or pay such assessment of levy, and recover the amount of such payment by deducting such sum from any sums owed up to that date or becoming due to Task in the future for work performed hereunder.

                                      XI.

     This Agreement contains the entire agreement between the parties hereto, and no officer or representative of either party shall have the authority to subsequently change the same orally and any subsequent change in this Agreement shall not be valid unless the same be in writing and duly executed by each of the parties hereto.

     This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflict of laws principles.

     IN WITNESS WHEREOF, the parties have executed this Agreement this the day and year first above written.

                                                                        Page -5-

                                        TASK TRUCKING, INC.

                                        By:    /s/
                                           -------------------------------------
                                        Title:  President

                                        AEI HOLDING COMPANY, INC.
                                        By:    /s/    DPBrown
                                           -------------------------------------
                                        Title:  President

                                                                        Page -6-

                                  SCHEDULE 1

Addington Mining, Inc.
Transportation Rates

----------------------------------------------------------------------------------------------------
Origin          Type of         Whites    Kentucky     Sandlick     Ashland     Pen     Skyline
                Transportatio   Creek     May                       Materials   Coal    Tipple
                n
----------------------------------------------------------------------------------------------------
Crooked Fork    Truck             4.85      4.85          1.77        4.85        4.85     N/A

Gin Fork        Truck             4.85      4.85          2.10        4.85        4.85     N/A

Evans Fork      Truck             4.35      4.35          N/A         4.35        4.25     N/A

Job-17 South    Truck             4.85      4.85          N/A         4.85        4.85     1.25

Job-17 South    Rail              N/A       N/A           N/A         N/A         N/A      N/A

Flagknob        Truck             5.32      5.32          3.10        5.32        5.32     N/A
----------------------------------------------------------------------------------------------------

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